UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 20, 2010

OTEEGEE INNOVATIONS, INC.
 (Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

333-149552	75-3266961
(Commission File Number)	(IRS Employer Identification No.)

3651 Lindell Rd. Suite D155
Las Vegas, NV, 89103
_______________________________________________
(Address of principal executive offices and zip code)

1-800-854-7970
____________________________________________
(Registrant’s telephone number including area code)

_______________________________
(Former Name and Former Address)

Copy to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Termination of a Material Definitive Agreement.

On August 20, 2010, Oteegee Innovations, Inc., a Nevada corporation (the “Company”) received a notice of termination of the non-binding letter of intent (“Letter of Intent”) with Grail Semiconductor, Inc. (“Grail Semiconductor”), entered into on March 12, 2010, pursuant to which the Company would acquire all of the assets of Grail Semiconductor and exclusive rights to a number of other cutting edge independent innovative technologies.

In addition, as a result of the Letter of Intent being terminated, the Company will cancel 61,647,250 of its common shares issued to Oteegee International Holdings Limited, a company incorporated in Hong Kong (“Oteegee International”) pursuant to a share exchange completed on May 11, 2010.

The Letter of Intent was terminated due to the Company’s inability to raise preliminary funding during the due diligence period of the Letter of Intent.  The Company will also convert its advances into equity of Grail Semiconductor and Solar Utilities pursuant to the Letter of Intent.

The Company has agreed in principal to purchase shares in Grail Semiconductor through a private transaction with existing Grail shareholders representing a 4.5%-5.7% stake in Grail. The terms of this transaction will be disclosed upon closing.

Item 9.01.  Financial Statements and Exhibits

 (d) Exhibits:

10.1           Non-binding Letter of Intent by and between the Company and Grail Semiconductor, dated as of March 12,2010.*
10.2           Share Exchange Agreement*
10.3           Termination Notice

* Filed March 18, 2010 on Form 8-K incorporated herein by reference.

* Filed July 9, 2010 on Form 8-K and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PAY BY THE DAY HOLDINGS, INC.

Date: August 23, 2010	By:	/s/ Jordan Starkman
Jordan Starkman
Chief Executive Officer

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